UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 21, 2011

IRON MINING GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

FLORIDA	333-147529	27-0586475
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

295 Madison Ave, 12th Floor
New York, NY 10017
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

 (626) 389-3070
 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 21, 2011 (the “Closing Date”), Iron Mining Group, Inc. (the “Company”), entered into a purchase contract (the “Purchase Contract”) by and among the Company, its wholly-owned subsidiary IMG Iron Ore Trading S.A., as joint sellers (together with the Company, “IMG”), and a third party*, as purchaser (the “Purchaser”), pursuant to which IMG agreed to sell and the Purchaser agreed to purchase certain amounts of iron ore pursuant to the terms and conditions provided therein.

The Purchase Contract has a term extending from the Closing Date until December 31, 2011 (the “Term”).  Prior to August 31, 2011, IMG shall deliver 100,000 (+/- 10% at Purchaser’s option) wet metric tons (“WMT”) of iron ore (the “Initial Tonnage”) to Purchaser for purchase at the price indicated in the Purchase Contract (the “Purchase Price”).  Subject to the successful delivery of the Initial Tonnage pursuant to the terms of the Purchase Contract, prior to the end of the Term IMG shall deliver an additional 200,000 (+/- 10% at Purchaser’s option) WMT of iron ore to Purchaser for purchase at the Purchase Price.  According to the terms of the Purchase Contract, IMG shall deliver iron ore with a minimum 63% Fe content.

All references to the Purchase Contract in this Current Report on Form 8-K are qualified, in their entirety, by the full text of such Purchase Contract.

* Confidential treatment has been requested for portions of the Purchase Contract.  These portions have been omitted from this Current Report on Form 8-K and submitted separately to the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MINING GROUP, INC.

Date: June 27, 2011	By:	/s/ Garrett K. Krause
Garrett K. Krause
Chief Executive Officer